UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2013

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip Code)

(989) 636-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2013, The Dow Chemical Company (the “Company”) and Petrochemical Industries Company of Kuwait (“PIC”) entered into a Deed providing for settlement and payment of the Company's claims against PIC under the K-Dow Arbitration.

On May 7, 2013, the Company confirmed receipt of cash payments in full of the amounts provided in the Deed totaling US$2,194,743,163.  Such amounts represent the damages awarded in the arbitration proceedings by the International Chamber of Commerce, as well as recovery of the Company’s costs, exclusive of interest.

In addition, the Company received assurances from Kuwait Petroleum Corporation the state-owned entity and sole shareholder of PIC that no retaliatory or punitive actions will be taken against the Company and its affiliates as a result of the Deed and payments.

On May 7, 2013, the Company issued a press release announcing the receipt of the funds set forth in the Deed. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by The Dow Chemical Company on May 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Dated:  May 7, 2013

By:	/s/ CHARLES J. KALIL
	Name:	Charles J. Kalil
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Dow Chemical Company on May 7, 2013.